Exhibit 99.1

Atlantic Power Announces Closing of Ridgeline Acquisition

and Canadian Hills Achieving Commercial Operations

BOSTON, MASSACHUSETTS – January 2, 2013 /PRNewswire/ Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced that on December 31, 2012, it closed its previously announced acquisition of Ridgeline Energy Holdings, Inc. (“Ridgeline”).  Upon closing, the maturity date of the Company’s 6.00% series D extendible convertible unsecured subordinated debentures (the “Debentures”) (TSX: ATP.DB.D) was automatically extended to December 31, 2019.  The Company also announced that the approximately 300 MW Canadian Hills Wind project (the “Project” or “Canadian Hills”) achieved its commercial operation date (“COD”), and that the Company closed tax equity funding for the Project and fully repaid the Project’s $272 million construction loan.  All figures are in US$ unless stated otherwise.

“We are pleased to add 450 net MW of generating capacity to our portfolio with the addition of Canadian Hills and Ridgeline, an increase of 20%,” said Barry Welch, President and CEO of Atlantic Power.  “The acquisition of Ridgeline adds over 150 net MW of fully-operational wind generation to our portfolio, and also positions us well for additional growth in the renewable energy space, where we have had success managing development and construction risk through to commercial operation.  We successfully accessed the capital markets in 2012, raising $300 million of growth capital to fund acquisition opportunities and closing $225 million of tax equity funding to refinance the short-term construction debt at our Canadian Hills wind project.  We expect the addition of the Canadian Hills and Ridgeline projects in December 2012, and the Piedmont project in the first quarter of 2013, will increase the average remaining power purchase agreement (“PPA”) life of our portfolio by 38% from 7.2 years to approximately 9.9 years, as all five projects have PPAs of 20 years or longer.”

Closing of Ridgeline Acquisition

“We are excited to add the significant renewable energy experience of the Ridgeline team to Atlantic Power,” said Mr. Welch.  “They successfully managed the development and construction of the 120 MW Meadow Creek wind project, which met all conditions for COD on December 22, 2012, and was delivered within budget and on schedule to qualify for the federal stimulus grant program.  We have initiated the integration of the Ridgeline team into the Company, and are focusing their efforts on near-term wind and solar development projects in their pipeline as well as on assisting with our renewable acquisitions opportunities.”

The Ridgeline acquisition increases the Company’s ownership interest in the Rockland wind project to a 50% managing member interest from 30%, and adds a 12.5% interest in the 125 MW Goshen North project in addition to a 100% equity interest in Meadow Creek.  The total cost of the Ridgeline acquisition was $88 million, and includes the purchase of all of the outstanding shares of capital stock of Ridgeline and the 100% equity interest in Meadow Creek.  The purchase price for the acquisition (together with working capital and acquisition expenses) was financed through a firm underwritten public offering, on a bought deal basis, of Cdn$100 million aggregated principal amount of the Debentures.  Upon the closing of the acquisition, the maturity date of the Debentures was automatically extended from March 31, 2013 to December 31, 2019 in accordance with the terms of the Debentures. In addition, the Company will consolidate approximately $205 million and $43 million of existing non-recourse project-level debt at Meadow Creek and Rockland, respectively, with approximately $55 million of current Meadow Creek debt to be repaid with a U.S. stimulus grant in the first quarter of 2013.

Canadian Hills Wind Achieves Commercial Operation

The Company also announced today that Canadian Hills achieved COD on December 22, 2012, which qualifies the Project to receive federal production tax credits.  The Project received tax equity investments in aggregate of $225 million from a consortium of four institutional tax equity investors along with an approximately $47 million tax equity investment by the Company, which it expects to syndicate with additional tax equity investors in the first quarter of 2013.  The Project’s outstanding construction loan was repaid by these tax equity investors, delevering the Project and Atlantic Power’s short-term debt by $272 million.  The Company owns 99% of the Project having made a $200 million capital contribution in July 2012.  Cash distributions to the Company from the Project are expected to be in the range of $16 to $19 million for each full year of operation through 2020, and are expected to increase thereafter.

“We are delighted to bring Canadian Hills to COD on time and within budget, which represents our largest construction project to date at approximately 300 MW and a cost of $470 million,” said Mr. Welch.  “Atlantic Power’s team played a significant role in bringing this large, complex construction project to completion, further demonstrating our ability to manage late-stage development projects through financing and construction to completion.  In addition, Atlantic Power will oversee the ongoing operation of the Project and will act as its asset manager. We expect that this experience, coupled with the recently-acquired, seasoned Ridgeline team, will continue to provide Atlantic Power with opportunities to successfully grow its renewable energy portfolio in the near-term.”

About Atlantic Power

Atlantic Power is a leading publicly traded, power generation and infrastructure company with a well-diversified portfolio of assets in the United States and Canada. The Company’s corporate strategy is to increase the value of the Company through accretive acquisitions in North American markets while generating stable, contracted cash flows from its existing assets. The Company’s power generation projects sell electricity to utilities and other large commercial customers under long-term PPAs, which seek to minimize exposure to changes in commodity prices. The net generating capacity of the Company’s projects is approximately 2,560 MW, consisting of interests in 33 operational power generation projects across 12 states and 2 provinces and also an 84-mile, 500 kilovolt electric transmission line located in California. In addition, the Company has a 53 MW biomass project under construction in Georgia, which is expected to achieve COD in the first quarter of 2013. Atlantic Power owns a majority interest in Rollcast Energy, a biomass power plant developer in Charlotte, NC.  The Company also owns Ridgeline, a renewable development company out of Seattle, WA with approximately 1,000 MW of wind and solar projects under development.  Atlantic Power is incorporated in British Columbia, is headquartered in Boston and has offices in Chicago, Toronto, Vancouver, Seattle and San Diego.

Atlantic Power has a market capitalization of approximately $1.3 billion and trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Amanda Wagemaker, Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents get filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

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Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information as defined under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the acquisition of Ridgeline and the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects and other matters.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  the expectation that the addition of Canadian Hills, Piedmont and Ridgeline, will increase the Company’s average remaining PPA life of its portfolio by 38% from 7.2 years to approximately 9.9 years;

•                  the expectation that the Company will syndicate its approximately $47 million tax equity investment at Canadian Hills with additional tax equity investors in the first quarter of 2013;

•                  the expectation that the Company will receive cash distributions from Canadian Hills in the range of $16 to $19 million for each full year of operation through 2020, and that distributions are expected to increase thereafter; and

•                  the expectation that the Company’s 53 MW biomass project under construction in Georgia will achieve COD in the first quarter of 2013.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not, or the times at or by which, such performance or results will be achieved.  A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors discussed under “Risk Factors” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission and applicable securities regulatory authorities in Canada from time to time.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.  The financial outlook information contained in this news release is presented to provide readers with guidance on the cash distributions expected to be received by the Company and to give readers a better understanding of the Company’s ability to pay its current level of distributions into the future.  Readers are cautioned that such information may not be appropriate for other purposes.